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                                                           EXHIBIT 5


                     [LETTERHEAD OF WINSTEAD SECHREST & MINICK
                                 APPEARS HERE]





                                October 18, 1996



HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas 77040

Gentlemen:

     You have requested our opinion as to the legality of the securities of HCC Insurance Holdings, Inc. (the "Company") being registered on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in connection with the HCC Insurance Holdings, Inc. 1996 Nonemployee Director Stock Option Plan (the "Plan"). You have also requested our opinion as to whether such securities will, when sold, be legally issued, fully paid, and nonassessable. The securities to be registered in the Registration Statement and issued pursuant to the Plan will be up to 250,000 shares (the "Shares") of Common Stock, $1.00 par value per share, of the Company ("Common Stock"), which may be treasury shares or authorized but unissued shares.

     We have examined copies of the Restated Certificate of Incorporation and Bylaws of the Company and of the resolutions adopted by shareholders of the Company in connection with the adoption of the Plan. We have also examined such other corporate records and documents, certificates of corporate officers, and statutes as we have deemed necessary for purposes of this opinion.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies. We have assumed compliance both in the past and in the future with the terms of the Plan by the Company and its employees, officers, and Board of Directors, and that all statements in all certificates of officers of the Company submitted are true and correct.

     Based upon the foregoing and in reliance thereon, we are of the opinion that the Shares when issued or sold pursuant to and in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable shares of Common Stock.



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HCC Insurance Holdings, Inc.
October 18, 1996
Page   2


     We know that we are named in the Registration Statement, and we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                              Very truly yours,

                              WINSTEAD SECHREST & MINICK P.C.



                              By: /s/ Arthur S. Berner
                                  -------------------------------
                                   Arthur S. Berner